UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

January 9, 2009

MOBILEPRO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51010	87-0419571
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

6701 Democracy Blvd., Suite 202
Bethesda, MD 20817

(Address of principal executive offices) (Zip Code)

(301) 571-3476

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On January 9, 2009 the Registrant issued a notice of an event of default to United Systems Access, Inc. (“USA”) resulting from an unpaid balance in the amount of $904,089.53 (the “Past Due Amount”) due to the Registrant on or before December 29, 2008 and arising out of the terms and conditions of the Promissory Note issued on July 17, 2007, which was subsequently amended on January 3, 2008 and July 9, 2008 (the “Promissory Note” and the “Amended Promissory Note”).  The Promissory Note was originally issued in the principal amount of two million dollars in connection with the purchase agreement dated June 29, 2007 by and between the Registrant and USA (the “Purchase Agreement”).  The default rate of interest under the terms of the Amended Promissory Note is eighteen percent.

On January 7, 2009 the Registrant received notice that it and its subsidiaries, American Fiber Network, Inc. (“AFN”) and CloseCall America, Inc. (“CCA”), had been served with a summons and complaint in the York County Superior Court in Maine by Nationwide Acquisition Corp. (“Nationwide”) and L. William Fogg (“Fogg” and the “Complaint”).  Fogg is a former executive officer of USA and allegedly the owner of Nationwide, the company which allegedly now owns the internet service provider business (the “ISP Business”) acquired by USA from the Registrant. Pursuant to an agreement between USA and Fogg, Fogg allegedly acquired the ISP Business, assumed all of USA’s liabilities under the Amended Promissory Note and agreed to indemnify and hold USA harmless against any loss, damage or expense arising out of the Amended Promissory Note.  Nationwide and its related companies also agreed to indemnify USA for various debts or liabilities outstanding as of June 4, 2008.

The Complaint is an action for declaratory relief to resolve certain disputes among the Registrant, CCA, AFN, USA, Nationwide and Fogg, including, among other things, the payment of the Past Due Amount under the Amended Promissory Note. Nationwide and Fogg allege that the Registrant made certain misrepresentations in connection with the Purchase Agreement for which USA and/or Fogg are entitled to set-off against the Past Due Amount.  The Registrant believes that the claims alleged in the Complaint are a tactic to further delay payment of the Past Due Amount.  The Registrant intends to vigorously defend itself and its subsidiaries in this matter and is in the initial stages of evaluating the appropriate counter and cross-claims that may be asserted against the various entities and individuals involved in this matter as well as any third-party complaints and/or joinder actions it may bring against other parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By: /s/ Jay O. Wright
Jay O. Wright
Chief Executive Officer

Date:  January 9, 2009